Exhibit 10

TABLE OF CONTENTS

Eligibility	1

How the Plan Works	2

Your Individual Target Incentive	2

Weighting the Measures	3

Measuring Performance	4

Performance Multipliers	4

Performance Measures	5

Corporate Performance	5

Business Unit Performance	6

Individual Performance	7

Summary - Total Award Calculation	8

Appendix	9

Business Unit Plan Components	9

Administrative Details	10

Definition of Common Terms	11

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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AMERICAN GREETINGS

KEY MANAGEMENT

ANNUAL INCENTIVE PLAN

This brochure provides an overview of the Key Management Annual Incentive Plan — a valuable component of your total compensation package. It contains details about how the Plan rewards for Corporate, Business Unit and Individual performance results. In addition, your Incentive Compensation Statement — provided separately — includes information specific to your participation in the plan: your assigned business unit and sub-business unit if any, your target incentive percentage and detailed examples of the incentive calculation under different performance scenarios. Together, these documents provide the information you need to understand the Plan so you can maximize your annual incentive award.

■ ELIGIBILITY

You are eligible to participate in the Key Management Annual Incentive Plan if you are a Key Manager or Officer in one of the following primary business units and you do not participate in another Company-sponsored annual incentive plan:

PRIMARY BUSINESS UNIT	PARTICIPANTS
Corporate Consolidated	Chief Executive Officer, President and
Chief Operating Officer and their direct reports
Total Social Expressions Group (SEG)	Associates who are part of:
AGI Schutz
Business Intelligence
Canada
Carlton Mexico
Carlton Retail
Corporate Staff (Delta, Finance, HR, ISD, Legal)
Creative
DesignWare
Everyday & Seasonal Cards
Field Sales
FSO
Fundraising
Gift Packaging
Global Sourcing
Guildhouse
Inbound Licensing
Learning Horizons
Plants
Specialties
All other NAGCD units
AG Intellectual Properties Group	AGIP Corporate Staff (Finance, HR)
AG Interactive	AG Interactive associates
AG Properties	AG Properties associates
UK Greetings	UK Greetings associates
John Sands Group	John Sands Group associates

Key Managers include individuals in Key Manager 1 and Key Manager 2 job levels. Officers include Corporate-level Executive Directors, Vice Presidents, Senior Vice Presidents, President & Chief Operating Officer, Chief Executive Officer, Chairman of the Board and any other job level(s) that may be designated.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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■ HOW THE PLAN WORKS

The Key Management Annual Incentive Plan rewards participants for their contributions to American Greetings success over a 12-month fiscal year. The Plan rewards for successful results in three key performance areas:

■ Corporate Performance. At the beginning of each fiscal year, the American Greetings Board of Directors approves the corporate earnings per share (EPS) goal for the year. Actual corporate results are compared to this goal at the end of the fiscal year.

■ Business Unit Performance. Every year, each business unit develops an earnings goal — which is approved by the Board of Directors — based on its strategic direction, business opportunities and growth projections. Business unit performance is based on actual fiscal year earnings results for your assigned business unit compared to goal.

The total award — which is paid in cash — can range from 0% to 200% of your individual target incentive. This provides significant incentive earnings opportunity when performance in one or more of these performance areas exceeds expectations.

Let’s take a look at the components of the Plan and how they work.

YOUR INDIVIDUAL TARGET INCENTIVE

At the beginning of each fiscal year, an individual target incentive is established for you based on your job level. This target incentive is typically communicated as a percentage of your base earnings but may also be expressed as a dollar amount, determined by multiplying your base earnings by your target incentive percentage as follows:

■ Individual Performance. Your manager will determine your individual performance compared to your objectives for the year. Your actual fiscal year-end performance rating determines the percentage of the target individual incentive amount you earn.

At the end of each fiscal year, incentive amounts are determined based on performance in these three areas and are added together to determine your total Key Management Annual Incentive Plan award.

YOUR BASE EARNINGS
X
YOUR TARGET INCENTIVE PERCENTAGE
=
YOUR TARGET INCENTIVE
CORPORATE PERFORMANCE

The target incentive represents what you would earn if each performance measure in this incentive plan (Corporate, Business Unit and Individual) were achieved at 100% of goal (i.e., all components achieve their target performance).

+
BUSINESS UNIT PERFORMANCE
+	EXAMPLE
INDIVIDUAL PERFORMANCE	For example, assume Joe is a Key Manager 1 with base earnings of $60,000. His target incentive under the Plan is 10%, or $6,000 ($60,000 x 10% = $6,000).
=	We’ll refer to Joe throughout this brochure as we describe how the Plan works.
YOUR INCENTIVE AWARD

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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WEIGHTING THE MEASURES

Performance measures are weighted by job level to reflect the degree to which positions within a job level can affect performance in each of the three performance measurement areas. Accordingly, associates at higher job levels — who have more impact on the achievement of corporate objectives — have more weight assigned to the corporate performance measure. Lower job levels, in contrast, have more weight assigned to the individual performance measure.

The following chart shows the specific weightings for each job level for fiscal year 2007.

	FISCAL YEAR 2007 WEIGHTINGS
JOB LEVEL	Corporate	Business Unit	Individual
Chairman of the Board, CEO, President and COO, Senior Vice Presidents	30%	50%	20%
Vice Presidents, Executive Directors, Key Managers 2, Key Managers 1	20%	50%	30%

EXAMPLE Joe, a Key Manager 1 with base earnings of $60,000 and a 10% incentive target, would have the following set of performance measure weightings and target incentive awards:

	Corporate	Business Unit	Individual	Total
Key Manager 1 Weightings	20%	50%	30%	100%
Joe’s Target Incentive (Percent of Base Earnings)	2% (10% x 20%)	5% (10% x 50%)	3% (10% x 30%)	10%
Joe’s Target Incentive ($)	$1,200 ($60,000 x 2%)	$3,000 ($60,000 x 5%)	$1,800 ($60,000 x 3%)	$6,000

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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MEASURING PERFORMANCE

At the beginning of each fiscal year, the American Greetings Board of Directors approves the corporate earnings per share (EPS) goal for the coming year. This goal provides the context within which each business unit then sets its earnings goal.

Corporate and business unit actual earnings performance is determined at the end of the fiscal year and expressed as a percentage of the earnings goal. In contrast, individual results are evaluated by your manager at fiscal year-end and communicated as an individual performance rating. If the corporation’s or your business unit’s results exceed or fall below the earnings goal, Plan payouts are adjusted.

PERFORMANCE MULTIPLIERS

The performance multiplier is used to calculate the corporate and business unit incentive awards when performance is above or below goal, provided the performance thresholds have been achieved.

Corporate and business unit performance incrementally increase your incentive award for performance above goal. They also incrementally decrease your incentive award for performance below goal.

For example, a multiplier of 4 means that for every 1% increase or decrease in the percentage of goal achieved, there is a corresponding 4% increase or decrease in the percentage of target incentive earned.

PERFORMANCE THRESHOLD The corporate and business unit performance threshold is 90% of the fiscal year earnings goal.	The formula below illustrates the role of the performance multiplier in determining the adjustment that is made to your incentive target based on actual performance achieved.

■  Below Target Performance. If actual earnings results do not meet a minimum level of performance — the performance threshold — no incentive award is earned for that performance measure. Earnings results that fall between threshold and goal result in a reduced incentive award.

Example of a performance adjustment when the percent of goal achieved is 105% and the performance multiplier is 4
	100%	+ ( 4	x 5% )	= 120%
	Target Performance	Performance Multiplier	Results Above Goal	Performance Adjustment

■  Target Performance. When actual results meet the earnings goal, you receive 100% of the target incentive award for that performance measure.

■  Above Target Performance. When actual results exceed the earnings goal, you can receive up to 200% of the targeted incentive award for that performance measure.

As described above, there is a precise relationship between actual earnings results and the corresponding incentive award. As performance rises or falls, so does your incentive award. But how much your award changes as performance varies is determined by something called a performance multiplier, which is discussed in the following section.

Important Note: Business unit performance multipliers vary by business unit. The multiplier assigned to your business unit is provided in your fiscal year 2007 Incentive Plan Statement. A list of all business unit multipliers is provided in the Appendix.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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■ PERFORMANCE MEASURES

CORPORATE PERFORMANCE

Corporate performance is based on fiscal year-end corporate earnings per share compared to goal. Minimum performance of 90% of goal must be attained before any incentive is earned. From that point forward, incentive awards are determined using a performance multiplier of 4 as illustrated in the example below.

CORPORATE PERFORMANCE
+
BUSINESS UNIT PERFORMANCE
+
INDIVIDUAL PERFORMANCE

EXAMPLE

Joe is a KM1 with $60,000 in base earnings. Let’s assume corporate EPS performance is 105% of goal. Joe’s corporate incentive award is calculated in three steps:

1.      Determine the corporate performance adjustment factor

2.      Apply the corporate performance adjustment to Joe’s target incentive percentage for the corporate component

3.      Multiply the result by Joe’s base earnings

100%	+	( 4	x	5%	) =	120%
Target Performance		Corporate Performance Multiplier		Results Above Goal		Performance Adjustment

CORPORATE INCENTIVE

Joe’s Target Incentive		2%

Performance Adjustment	x	120%

Joe’s Base Earnings	x	$60,000

Joe’s Incentive Earned	=	$1,440

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BUSINESS UNIT PERFORMANCE

Business unit performance is based on fiscal year-end earnings results compared to goal. All associates are assigned to a primary business unit. However, some will also be assigned to a sub-business unit based on business conditions and American Greetings strategic priorities.

Business unit and sub-business unit performance measures will vary, but your primary business unit measure will be one of the following:

year-end earnings compared to goal. Minimum performance of 90% of goal must be attained before any incentive is earned.

A listing of each business unit’s and sub-business unit’s assigned earnings measure(s) and performance multipliers are provided in the Appendix. An example of the calculation of this incentive follows.

■ Business Unit Pro Forma Earnings Before Interest and Taxes (Business Unit Pro Forma EBIT), or ■ Net Operating Profit After Taxes (NOPAT).	CORPORATE PERFORMANCE
+
Pro forma earnings are charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital. Performance is based on fiscal	BUSINESS UNIT PERFORMANCE
+
INDIVIDUAL PERFORMANCE

EXAMPLE

Joe is a KM1 with $60,000 in base earnings. Let’s assume his Business Unit has a performance multiplier of 4 and that its performance at year-end is 96% of goal. Joe’s business unit incentive award is calculated in three steps:

1.      Determine the business unit performance adjustment factor

2.      Apply the business unit performance adjustment to Joe’s target incentive percentage for the business unit component

3.      Multiply the result by Joe’s base earnings

100%	+	( 4	x	-4%	) =	84%
Target Performance		Business Unit Performance Multiplier		Results Below Goal		Business Unit Performance Adjustment

BUSINESS UNIT INCENTIVE

Joe’s Target Incentive		5%

Performance Adjustment	x	84%

Joe’s Base Earnings	x	$60,000

Joe’s Incentive Earned	=	$2,520

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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INDIVIDUAL PERFORMANCE

At the end of the fiscal year, managers assess each participant’s performance compared to other participants within the business unit. Managers determine the degree to which the participants achieve the goals and job expectations defined at the beginning of the year.

■  Participants who receive an “Improvement Expected/Performance Below Peer Level” rating will not receive an individual performance incentive and will only receive 50% of any incentive otherwise earned.

If corporate earnings performance is below threshold, only those associates with a performance rating of “Exceeds Expectations” may receive awards for the individual performance measure.
Managers rank participants based on their relative performance and determine the actual performance rating based on these rankings and the targeted percentage of participants for each rating.

■  Participants who receive an “Exceeds Expectations” performance rating receive the target incentive for the individual performance measure multiplied by 150%. In certain circumstances, this target can be increased to 200%[1].

■ Participants who receive an “Exceeds Expectations” performance rating will receive 50% of the target incentive payable for the individual performance component.
■ Participants who receive a “Meets Expectations” rating will receive 100% of their target individual incentive.	■ Participants who receive a “Meets Expectations” or “Improvement Expected/Below Peer Level” performance rating will not receive any portion of the individual performance incentive.
EXAMPLE
CORPORATE PERFORMANCE	For example, assume Joe receives a performance rating of “Exceeds Expectations.” His individual incentive award is calculated as follows:
+
BUSINESS UNIT PERFORMANCE
+	INDIVIDUAL INCENTIVE
INDIVIDUAL PERFORMANCE	Joe’s Target Incentive Payout Percentage	x	3% 150%

	Joe’s Base Earnings	x	$60,000

	Joe’s Incentive Earned	=	$ 2,700

The following schedule shows how individual amounts will be adjusted based on individual performance.

Performance Rating	Target Percentage of Participants	Will Receive	Percentage of Incentive
Exceeds Expectations [1]	30%		150%
Meets Expectations	60%		100%
Improvement Expected/ Performance Below Peer Level	10%		0%

[1]	Managers can, at their discretion, increase the Individual Payout Percentage to 200% for associates rated as “Exceeds Expectations” who demonstrate an extraordinary level of performance. Accomplishments must be the result of extraordinary effort and initiative that go well beyond the contributions of other associates rated as “Exceeds Expectations.” The number of persons eligible to receive an Individual Payout Percentage of 200% may not exceed one-third of the total number of associates rated as “Exceeds Expectations.”

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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■ SUMMARY—TOTAL AWARD CALCULATION At the end of American Greetings fiscal year, corporate, business unit and individual results are evaluated and your total incentive award is calculated.

EXAMPLE The following example shows how Joe’s actual incentive award is calculated based on the assumptions that were used throughout this brochure:

JOE’S ASSUMPTIONS		PERFORMANCE ASSUMPTIONS

Base Earnings:	$ 60,000	Corporate:	105% of Goal

Individual Target Percentage:	10%	Business Unit:	96% of Goal

Individual Target Incentive:	$ 6,000	Individual:	Exceeds Expectations

INCENTIVE CALCULATION		INCENTIVE %		BASE EARNINGS		INCENTIVE $
CORPORATE PERFORMANCE
Target Corporate Incentive (20% weight)		2%
[100% + (4 x 5% above goal)]	x	120%

Actual Corporate Incentive		2.4%	x	$60,000	=	$1,440
+
BUSINESS UNIT PERFORMANCE
Target Business Unit Incentive (50% weight)		5%
[100% + (4 x -4% below goal)]	x	84%

Actual Business Unit Incentive		4.2%	x	$60,000	=	$2,520
+
INDIVIDUAL PERFORMANCE
Target Individual Incentive (30% weight)		3%
Individual Payout Percentage (“Exceeds”)	x	150%

Actual Individual Incentive		4.5%	x	$60,000	=	$2,700
=
TOTAL INCENTIVE AWARD		11.1%	x	$60,000	=	$6,660

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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■ APPENDIX

The following section provides additional details about the plan, including details about the business units, their performance measures and performance multipliers.

Please note that some plan participants will have their business unit incentive determined based on performance in two areas. Details about the weightings and performance multipliers for these measures are shown below and on your personalized Incentive Compensation Statement, as appropriate.

BUSINESS UNIT/ PARTICIPANTS	PERFORMANCE MEASURE		WEIGHT		PERFORMANCE MULTIPLIER
	Primary Unit	Sub Unit	Primary Unit	Sub Unit	Primary Unit	Sub Unit
Corporate Consolidated	Corporate NOPAT		100%		4
CEO, COO and their direct reports
Business Intelligence, Canada, Carlton Mexico, Corporate Staff (Delta, Finance, HR, ISD, Legal), Creative, Field Sales, FSO, Fundraising, Gift Packaging, Global Sourcing, Learning Horizons, Plants, Specialties	Total SEG(1)		100%		4
Everyday & Seasonal Cards	Total SEG(1)	Total Cards EBIT	25%	75%	4	4
Inbound Licensing	Total SEG(1)	AG Interactive pro forma EBIT	75%	25%	4	2
DesignWare, Guildhouse	Total SEG(1)	DesignWare + Guildhouse EBIT	25%	75%	4	2
Carlton Retail	Total SEG(1)	Carlton Retail pro forma EBIT	25%	75%	4	2
AGI Schutz	Total SEG(1)	AGI Schutz pro forma EBIT	25%	75%	4	2
AG Intellectual Properties Group – Corporate Staff (Finance, HR)	AG Interactive pro forma EBIT + AG Properties pro forma EBIT		100%		2
AG Interactive	AG Interactive pro forma EBIT		100%		2
AG Properties	AG Properties pro forma EBIT		100%		2
UK Greetings	UK Greetings pro forma EBIT		100%		4
John Sands Group	John Sands Group pro forma EBIT		100%		2

(1)	Total SEG = NAGCD pro forma EBIT (includes Carlton Mexico pro forma EBIT, Retail Eliminations and Corporate Expense) + Carlton Retail pro forma EBIT + AGI Schutz pro forma EBIT

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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ADMINISTRATIVE DETAILS

If your employment status changes, your Plan participation and any payouts may be affected as described below.

■  New Hires. If you are hired during the Plan year — defined as the American Greetings fiscal year ending February 28, 2007 — and are eligible to participate in the Key Management Annual Incentive Plan, you will receive a prorated incentive payout based on the period of time you participated in the Plan and your base earnings during that time.

■  Promotions and Transfers. If you are promoted or you move from one business unit to another during the Plan year, your individual target incentive, base earnings, business unit goal and corresponding performance multiplier may change. If any of these do change, your incentive will be calculated based on the targets, base earnings, plan provisions and actual performance for each business unit you participated in on a prorated basis and rounded to the nearest full month.

■  Termination. If you voluntarily or involuntarily leave American Greetings before the completion of the Plan year, you will forfeit your Key Management Annual Incentive Plan award for that fiscal year.

■  Retirement, Leave of Absence, Disability, Death. If your employment ends during the Plan year because you elect to retire after age 60, or if you take a leave of absence, suffer a permanent disability or die, your incentive payout will be prorated to the nearest full month based on the actual period you participated in the Plan during the year.

An associate will be deemed to suffer a permanent disability only in the following circumstances: (A) where an associate is absent from employment with American Greetings due to his or her inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which either can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months; or (B) where an associate is scheduled to receive income replacement benefits for a period of not less than 3 months under an accident and health plan covering American Greetings associate on account of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months.

■  Incentive Payout. Incentive payouts earned in fiscal year 2007 will be paid to participants within two and one-half months following the end of fiscal 2007, typically within 60 days after the end of the fiscal year. Incentive payouts are subject to normal tax withholding at a standardized rate and will be deposited to a bank account of your choice.

It is the intent that incentive payouts fall under the short-term deferral rules of Section 409A of the Internal Revenue Code to exempt the payment of such Key Management Annual Incentive Plan benefits from the requirements of Section 409A.

■  Calculating Payouts. For computation purposes, financial goals and actual performance results are rounded to the nearest $1,000. The percent of the financial goal achieved and the percent of target bonus earned is rounded to the nearest one-tenth of one percent. The actual incentive payout is rounded to the nearest dollar.

■  Questions. If you have questions about the Key Management Annual Incentive Plan and how it works, please contact your manager. Your manager will work with you to ensure you understand the Plan so you can maximize your annual incentive.

AMERICAN GREETINGS KEY MANAGEMENT ANNUAL INCENTIVE PLAN
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DEFINITION OF COMMON TERMS

The following provides summary definitions of some common terms used throughout this brochure.

■  Base Earnings. Your base earnings are defined as your base salary earned during the fiscal year. Base earnings exclude health and welfare benefits, bonus, commission, and incentive payments, overtime and other indirect compensation. Base earnings for Plan participants outside of the U.S. may be defined differently and may vary by country.

■  Business Unit EBIT. A business unit’s earnings before interest and taxes.

■  Business Unit Pro Forma EBIT. A business unit’s earnings before interest and taxes, charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital.

■  Corporate Earnings Per Share (EPS). Corporate earnings per share is measured at the end of the fiscal year and is calculated as corporate net income divided by the planned total number of shares outstanding as calculated on a fully diluted basis.

■  Corporate Net Operating Profit After Tax (NOPAT). Consolidated corporate net operating profit after tax, charged/credited for any variation from plan in Net Capital Employed at the weighted average cost of capital.

■  Fiscal Year. March 1 through February 28 or 29 of the following calendar year.

■  Net Capital Employed (NCE). Assets (minus cash and LIFO reserve) minus liabilities (not including long-term debt, inter-company payables and taxes).

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Nothing in this brochure should be construed to create or imply any contract of employment between an associate and American Greetings and its subsidiaries. Except as specifically provided in the Plan and subject to American Greetings right to amend or terminate the Plan generally or as it relates to any one participant, no associate, former associate or any beneficiary shall have any right to payments under the American Greetings Key Management Annual Incentive Plan.

American Greetings reserves the right to terminate or make changes to the Plan at any time without prior notice to any of the Plan’s participants. The Board of Directors (or committee thereof), Chief Executive Officer and Chairman are the only people who have the authority to alter or amend this Plan as it relates to any one participant. Any such alteration or amendment must be done in writing. No participant should rely on an alteration, amendment or modification to this Plan unless it is made in writing and is signed by the CEO or Chairman.

For the purposes of illustrating how the Plan works, hypothetical associates, target incentives, performance outcomes and incentive payments have been used in this brochure. The actual incentive, if any, will be based on the actual performance of American Greetings, its business units and your individual performance.

Your personalized Incentive Compensation Statement included with this brochure is considered to be confidential and proprietary and is for the sole use of current American Greetings associates.